Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contribution (4)	Free Promotional Slot Play Contribution (5)	Weighted Average Number of Slot Machines (6)
October-11	$700,297,584	$58,816,118	8.40%	$14,704,029	$396,307	6315
November-11	669,005,137	54,989,744	8.22%	13,747,436	375,430	6264
December-11	695,067,804	57,008,522	8.20%	14,252,131	331,215	6134
January-12	633,439,033	52,985,713	8.36%	13,246,428	444,497	6116
February-12	667,382,478	55,788,688	8.36%	13,947,172	332,266	6098
March-12	710,860,682	59,282,262	8.34%	14,820,566	520,757	5977
April-12	657,864,028	54,943,016	8.35%	13,735,754	609,093	5972
May-12	672,882,527	55,431,949	8.24%	13,857,987	776,806	5965
June-12	679,291,248	54,848,251	8.07%	13,712,063	901,415	5923
July-12	737,999,087	59,966,753	8.13%	14,991,688	38,636	5917
August-12	687,178,647	56,335,356	8.20%	14,083,839	—	5900
September-12	670,908,879	54,720,324	8.16%	13,680,081	—	5872

Fiscal Year 2012	$8,182,177,134	$675,116,696	8.25%	$168,779,174	$4,726,422

October-10	$755,758,609	$60,317,459	7.98%	$15,079,365	$329,589	6404
November-10	691,407,412	55,592,001	8.04%	13,898,000	311,603	6405
December-10	673,412,991	53,446,202	7.94%	13,361,550	122,657	6404
January-11	689,190,773	54,541,290	7.91%	13,635,323	680,275	6372
February-11	716,293,719	58,047,738	8.10%	14,511,934	589,469	6367
March-11	776,944,438	62,721,077	8.07%	15,680,270	395,217	6364
April-11	749,996,388	61,608,053	8.21%	15,402,013	425,282	6367
May-11	748,638,217	61,003,631	8.15%	15,250,908	628,287	6368
June-11	727,934,511	56,964,656	7.83%	14,241,164	830,305	6340
July-11	849,175,409	66,903,914	7.88%	16,725,978	705,822	6300
August-11	724,181,387	59,913,166	8.27%	14,978,292	720,909	6304
September-11	709,958,508	59,828,255	8.43%	14,957,063	346,990	6322

Fiscal Year 2011	$8,812,892,362	$710,887,442	8.07%	$177,721,860	$6,086,405

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Slot Win Contribution” is defined as the portion of gross slot win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of gross slot win, or (b) the greater of (i) 25% of gross slot win or (ii) $80.0 million.
(5)	“Free Promotional Slot Play Contribution” is defined as the portion of free promotional slot plays that must be paid to the State of Connecticut on a monthly basis. The contribution was 25% of the value of free promotional slot plays exceeding 5.5% of gross slot win. Effective July 1, 2012, the threshold before contribution payments on free promotional slot plays are required was increased from 5.5% of gross slot win to 11%.
(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.